UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 10, 2025

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MONEYLION INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-39346	85-0849243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
249-245 West 17th Street, Floor 4 New York, NY (Address of Principal Executive Offices)		10011 (Zip Code)

(212) 300-9865 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2025, MoneyLion Inc. (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 10, 2024, by and among the Company, Gen Digital Inc., a Delaware corporation (“Gen Digital”), and Maverick Group Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Gen Digital (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Gen Digital. As a result of the Merger, the Company will no longer be publicly held. The Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

There were 11,305,744  shares of common stock (excluding treasury shares), par value $0.0001 per share, of MoneyLion (the “MoneyLion common stock”), issued and outstanding as of February 11, 2025, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 8,806,579 shares of MoneyLion common stock were present or represented by proxy, representing approximately 77.89% of the total outstanding shares of MoneyLion common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposal was voted upon (which is described in greater detail in the definitive proxy statement filed by MoneyLion with the Securities and Exchange Commission on March 5, 2025 (the “Proxy Statement”)):

Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement.

The proposal was approved by the requisite vote of MoneyLion’s stockholders. Because the proposal was approved, a vote on the adjournment proposal described in the Proxy Statement was not necessary. A summary of the voting results for the proposal is set forth below.

Proposal 1 – Merger Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,557,901	1,228,186	20,492	-0-

The Merger is expected to close on April 17, 2025.

Item 8.01 Other Events.

On April 10, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 10, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2025

MONEYLION INC.

By:	/s/ Richard Correia
Richard Correia
President, Chief Financial Officer and Treasurer